Exhibit 99.1

News Release
Date: November 1, 2011 Nalco Reports Strong Double-Digit Third-Quarter Sales and EPS Growth; Raised 2011 Guidance	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Lisa Curran 630 305 1475 llcurran@nalco.com

Third Quarter 2011 Highlights

•	Reported diluted EPS of 55 cents, +31%; Record third quarter adjusted diluted EPS of 53 cents, +15%

•	Record reported sales +15%, double-digit growth in all segments; organic sales +13%

•	Double-digit profit growth in Water and Energy businesses, excluding one-time sales from the Gulf of Mexico emergency response in 2010

•	Increased sequential Adjusted EBITDA margin by 170 basis points; expected pricing gains achieved

•	Increased 2011 earnings guidance

•	Merger integration planning with Ecolab progressing; anticipating fourth quarter 2011 close

	Increase — Third Quarter 2011 vs. 2010
	Actual	Organic(1)	Organic, exc Gulf(2)
Net sales	15.0%	12.5%	14.5%
Operating earnings	13.0%	14.0%	24.3%
Adjusted operating earnings (3)	7.8%	9.0%	18.5%
EBITDA	10.0%	10.2%	18.1%
Adjusted EBITDA (4)	5.9%	6.2%	13.6%

(1)	Excluding the impact of foreign currency translation rate changes and acquisitions and divestitures.
(2)	Excluding impact of one-time sales of dispersant products used for the Gulf of Mexico emergency response in 2010.
(3)	Operating earnings adjusted for restructuring expenses and unusual items.
(4)	EBITDA adjusted for restructuring expenses and unusual items.

NALCO COMPANY

(Naperville, Ill.) Nalco (NYSE: NLC), providing essential expertise for water, energy and air, reported record sales and double-digit adjusted earnings per share (EPS) growth for the third quarter ending September 30, 2011 and raised full year guidance, reflecting strong sales and profit growth in all segments and regions. Double-digit organic sales growth was driven by strong volume and price gains in all segments. These gains more than offset significantly higher raw material costs to yield a 31 percent reported diluted EPS increase in the quarter. Reported diluted EPS increased to 55 cents compared to 42 cents in the year-ago period reflecting improved operating earnings and reduced interest expense. Adjusted EPS increased 15 percent to 53 cents compared to 46 cents in the year-ago period. Prior year results include 6 cents EPS associated with one-time sales from the Gulf of Mexico emergency response in 2010 (Gulf). (See Attachment 9)

Record sales of $1.3 billion rose a strong 15 percent over last year, including a favorable impact from foreign exchange of 4 percent. Organic sales, excluding the one-time Gulf sales, grew 15 percent. Reported BRIC+ sales grew 21% to $229 million.

Adjusted EBITDA of $208 million increased 6 percent versus $196 million in the prior year (See Attachment 5). Adjusted EBITDA margin increased 170 basis points sequentially as pricing gains fully offset substantial raw material and freight headwinds.

Organic Adjusted EBITDA grew 14 percent, excluding approximately $13 million of Adjusted EBITDA in the year-ago quarter associated with Gulf sales.

The reported effective tax rate in the quarter was 35.0%. Excluding the impact of special gains and charges, the Adjusted Effective Tax Rate was 35.4%. (See Attachment 10)

“Our double-digit revenue and EPS growth underscores the stability and strength of our core markets as well as our ability to deliver strong results despite challenging economic environments. Our industry-leading technology and service expertise enabled us to grow both price and volume in the face of significant raw material cost inflation this quarter, and we are well-positioned to continue delivering strong gains in the fourth quarter and into 2012,” said Nalco Chairman and Chief Executive Officer Erik Fyrwald.

“Our planned merger with Ecolab will create even more growth potential as we combine Ecolab’s significant capabilities in cleaning and sanitization with our leading global positions in water, process and energy services. We see significant revenue synergy opportunities leveraging Ecolab’s very strong positions in Food & Beverage and Institutional markets where Nalco’s water services business has strong offerings and attractive margins but a smaller position. Our teams are excited and planning is progressing towards a fourth quarter close.”

NALCO COMPANY

Segment Details (See Attachment 6)

Segment	Sales Three Months ended Sept. 30, 2011 (in $millions)	Year-Over- Year Increase	Year-Over- Year Organic Increase (Decrease)	Direct Contribution (in $millions)	Year-Over- Year Increase (Decrease)
Water Services	$521.4	12.1%	11.2%	$101.8	14.7%
Energy Services	510.2	19.0%	15.4%	102.8	4.2%
Exc. Gulf Sales		24.5%	20.7%		19.7%
Paper Services	219.4	12.9%	9.0%	35.7	7.1%

Total	$1,251.0	15.0%	12.5%	$240.3	8.9%

Water Services: Sales of $521 million increased 11 percent organically, led by double-digit sales growth in Mining and in the Light Food & Beverage and Manufacturing end-markets. Light and Heavy industry organic sales grew 7 percent and 5 percent, respectively. Direct contribution improved 15 percent over prior year, driven by volume growth and pricing gains. Direct contribution margin improved 40 basis points versus prior year, reflecting strong pricing gains, partially offset by increased raw material costs and the impact from substantial BRIC+ hires last year.

Energy Services: Sales of $510 million increased 21 percent organically, excluding Gulf sales, led by substantial growth in Enhanced Oil Recovery and double-digit Upstream and Downstream sales growth. Direct contribution, excluding Gulf response sales, increased 20 percent over prior year, reflecting pricing gains and volume growth, partially offset by increased raw material costs and BRIC+ hires last year. Direct contribution margin, excluding Gulf response sales, declined 90 basis points reflecting primarily mix.

Paper Services: Sales grew 9 percent organically to $219 million, led by double-digit growth in the Americas. Direct contribution improved 7 percent over prior year driven primarily by pricing gains. Direct contribution margin declined 90 basis points from prior year reflecting primarily raw material and freight headwinds.

NALCO COMPANY

2011 Expectations

“Given the acceleration of our strong performance and slightly lower tax rate, we have updated our outlook for 2011,” Fyrwald said. “We delivered the price gains and margin improvement we committed to and we will continue to focus our commercial efforts towards even more growth. I’m excited about the future and confident that given our market momentum, unparalleled sales and service expertise, and soon to be improved financial position as part of Ecolab, we will grow even faster and stronger.”

Nalco raised 2011 guidance reflecting strong sales growth and improving margins as price increases continue to take effect.

The Company’s updated outlook for the Fiscal Year 2011 is as follows:

Adjusted EBITDA	$745 million
Adjusted EPS	$1.75
Adjusted Effective tax rate	~33%

Conference Call/Webcast

Nalco will discuss third-quarter 2011 results in a conference call and audio-only Webcast to be held on Nov. 2 at 10 a.m. ET. Information on the conference call and Webcast is available on our website at www.nalco.com/investors.

About Nalco

Nalco is the world’s largest sustainability services company focused on industrial water, energy and air applications; delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. Nalco is a member of the Dow Jones Sustainability World and North America Indexes. More than 12,000 Nalco employees operate in 150 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2010, Nalco achieved sales of $4.25 billion. For more information visit www.nalco.com.

Several non-GAAP measures are discussed in today’s press release. Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to this press release, which may also be found at www.nalco.com/investors. Adjusted Operating Earnings is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to operating earnings is included in Attachment 4. EBITDA is a non-GAAP measure used by management as an internal operating metric and for enterprise valuation purposes. Adjusted EBITDA is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to net earnings is included in Attachment 5. Free Cash Flow is reconciled on Attachment 8 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Noncontrolling Interest charges. Adjusted EPS is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to reported EPS as shown on Nalco’s Statement of Operations is included in Attachment 9. Adjusted Effective Tax Rate is defined as the income tax provision excluding the tax expense (benefit) of specified transactions, divided by earnings before income taxes excluding the earnings (loss) before income taxes attributable to those specified transactions. It is reconciled to the actual effective tax rate on Attachment 10. In addition, Nalco may discuss sales growth in terms of reported (actual), organic (reported less foreign currency and acquisition/divestiture/merger/joint

NALCO COMPANY

venture/perimeter impacts), and real (organic growth less that portion of the growth which consists of price increases that simply pass along higher purchased material and freight costs) The non-GAAP measures should not be viewed as alternatives to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

Cautionary Statements Regarding Forward-Looking Information

This communication contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the merger, integration plans and expected synergies, the expected timing of completion of the merger, and anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Nalco and Ecolab, as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include (i) the risk that the stockholders of Nalco may not adopt the merger agreement, (ii) the risk that the stockholders of Ecolab may not approve the issuance of Ecolab common stock to Nalco stockholders in the merger, (iii) the risk that the companies may be unable to obtain regulatory approvals required for the merger, or that required regulatory approvals may delay the merger or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the companies to abandon the merger, (iv) the risk that the conditions to the closing of the merger may not be satisfied, (v) the risk that a material adverse change, event or occurrence may affect Nalco or Ecolab prior to the closing of the merger and may delay the merger or cause the companies to abandon the merger, (vi) the risk that an unsolicited offer by another company to acquire shares or assets of Nalco or Ecolab could interfere with or prevent the merger, (vii) problems that may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, (viii) the possibility that the merger may involve unexpected costs, unexpected liabilities or unexpected delays, (ix) the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies currently expect, (x) the risk that the businesses of the companies may suffer as a result of uncertainty surrounding the merger and (xi) the risk that disruptions from the transaction will harm relationships with customers, employees and suppliers.

Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Nalco, Ecolab and the combined company. For a further discussion of these and other risks and uncertainties applicable to the respective businesses of Nalco and Ecolab, see the Annual Reports on Form 10-K of Nalco and Ecolab for the fiscal year ended December 31, 2010 and the companies’ other public filings with the Securities and Exchange Commission (the “SEC”). These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 that Ecolab has filed with the SEC in connection with the merger, which was declared effective by the SEC on October 28, 2011. On or about October 31, 2011, Nalco and Ecolab began mailing the definitive joint proxy statement/prospectus to stockholders of record as of the close of business on October 11, 2011. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Nalco nor Ecolab undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information and Where to Find it

In connection with the proposed merger between Ecolab and Nalco, Ecolab filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of Ecolab and Nalco that also constitutes a prospectus of Ecolab relating to the proposed transaction. The Registration Statement was declared effective by the SEC on October 28, 2011. On or about October 31, 2011, Nalco and Ecolab began mailing the definitive joint proxy statement/prospectus to stockholders of record as of the close of business on October 11, 2011. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION about Ecolab, Nalco and the proposed merger. Investors and security holders can obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the

NALCO COMPANY

registration statement and joint proxy statement/prospectus can be obtained free of charge by accessing Nalco’s website at www.nalco.com by clicking on the “Investors” link and then clicking on the “SEC Filings” link or by writing Nalco at 1601 West Diehl Road, Naperville, Illinois 60563, Attention: Corporate Secretary or by accessing Ecolab’s website at www.ecolab.com by clicking on the “Investor” link and then clicking on the “SEC Filings” link or by writing Ecolab at 370 Wabasha Street North, Saint Paul, Minnesota, 55102, Attention: Corporate Secretary. Security holders may also read and copy any reports, statements and other information filed by Ecolab or Nalco with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Ecolab, Nalco and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Ecolab’s directors and executive officers is available in its proxy statement filed with the SEC by Ecolab on March 18, 2011 in connection with its 2011 annual meeting of stockholders, and information regarding Nalco’s directors and executive officers is available in its proxy statement filed with the SEC by Nalco on March 14, 2011 in connection with its 2011 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the registration statement and joint proxy statement/prospectus and other relevant materials that have been filed with the SEC.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Attachments	Final

1. Condensed Consolidated Balance Sheets (Unaudited)
2A. Condensed Consolidated Statements of Operations — Quarter (Unaudited)
2B. Condensed Consolidated Statements of Operations — Year to Date (Unaudited)
3. Condensed Consolidated Statements of Cash Flows (Unaudited)
4. Adjusted Operating Earnings (Unaudited)
5. EBITDA (Unaudited)
6. Segment Information (Unaudited)
7. Regional Performance (Unaudited)
8. Free Cash Flow (Unaudited)
9. Earnings Per Share Data (Unaudited)
10. Adjusted Effective Income Tax Rate (Unaudited)

Nalco Holding Company and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in millions)

	(Unaudited)
	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$120.8	$128.1
Accounts receivable, less allowances of $15.6 in 2011 and $13.2 in 2010	900.8	765.5
Inventories:
Finished products	310.3	246.0
Materials and work in process	114.8	84.0

	425.1	330.0
Prepaid expenses, taxes and other current assets	215.5	211.1

Total current assets	1,662.2	1,434.7

Property, plant, and equipment, net	752.1	729.1
Intangible assets:
Goodwill	1,771.5	1,844.1
Other intangibles, net	993.2	1,023.3
Other assets	200.5	192.5

Total assets	$5,379.5	$5,223.7

Liabilities and equity
Current liabilities:
Accounts payable	$378.8	$356.5
Short-term debt	115.2	90.0
Other current liabilities	425.5	411.7

Total current liabilities	919.5	858.2

Other liabilities:
Long-term debt	2,644.5	2,782.0
Deferred income taxes	283.4	260.3
Accrued pension benefits	387.1	405.6
Other liabilities	205.0	190.1

Total liabilities	4,439.5	4,496.2

Equity:
Nalco Holding Company shareholders’ equity	910.5	696.8
Noncontrolling interest	29.5	30.7

Total equity	940.0	727.5

Total liabilities and equity	$5,379.5	$5,223.7

ATTACHMENT 1

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(dollars in millions, except per share amounts)

		Three Months ended September 30, 2010
	Three Months ended September 30, 2011	As Reported	Sales of Dispersant Products Used in Gulf Response	Excluding Sales of Dispersant Products Used in Gulf Response
Net sales	$1,251.0	$1,088.3	$19.0	$1,069.3
Operating costs and expenses:
Cost of product sold	730.6	610.6	4.3	606.3
Selling, administrative, and research expenses	343.3	307.7	1.9	305.8
Amortization of intangible assets	9.9	10.8	—	10.8
Restructuring expenses	(7.1)	(0.3)	—	(0.3)
Impairment of goodwill	—	5.4	—	5.4

Total operating costs and expenses	1,076.7	934.2	6.2	928.0

Operating earnings	174.3	154.1	12.8	141.3

Other income (expense), net	(6.0)	(2.8)	—	(2.8)
Interest income	0.1	0.8	—	0.8
Interest expense	(47.4)	(59.1)	—	(59.1)

Earnings before income taxes	121.0	93.0	12.8	80.2

Income tax provision	42.3	32.1	4.8	27.3

Net earnings	78.7	60.9	8.0	52.9

Less: Net earnings attributable to noncontrolling interests	2.0	2.0	—	2.0

Net earnings attributable to Nalco Holding Company	$76.7	$58.9	$8.0	$50.9

Net earnings per share attributable to Nalco Holding Company common shareholders:
Basic	$0.55	$0.43	$0.06	$0.37

Diluted	$0.55	$0.42	$0.06	$0.37

Weighted-average shares outstanding (millions):
Basic	138.8	138.3	138.3	138.3

Diluted	140.4	139.4	139.4	139.4

Cash dividends declared per share	$0.035	$0.035

ATTACHMENT 2A

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(dollars in millions, except per share amounts)

		Nine Months ended September 30, 2010
	Nine Months ended September 30, 2011	As Reported	Sales of Dispersant Products Used in Gulf Response	Excluding Sales of Dispersant Products Used in Gulf Response
Net sales	$3,488.0	$3,131.5	$88.2	$3,043.3
Operating costs and expenses:
Cost of product sold	2,041.2	1,735.0	27.3	1,707.7
Selling, administrative, and research expenses	1,006.9	924.8	4.6	920.2
Amortization of intangible assets	29.5	32.2	—	32.2
Restructuring expenses	4.9	1.9	—	1.9
Gain on divestitures	(136.0)	—	—	—
Impairment of goodwill	—	5.4	—	5.4

Total operating costs and expenses	2,946.5	2,699.3	31.9	2,667.4

Operating earnings	541.5	432.2	56.3	375.9

Other income (expense), net	(11.8)	(20.3)	—	(20.3)
Interest income	1.1	3.7	—	3.7
Interest expense	(142.9)	(176.2)	—	(176.2)

Earnings before income taxes	387.9	239.4	56.3	183.1

Income tax provision	129.5	95.5	21.1	74.4

Net earnings	258.4	143.9	35.2	108.7

Less: Net earnings attributable to noncontrolling interests	5.9	3.1	—	3.1

Net earnings attributable to Nalco Holding Company	$252.5	$140.8	$35.2	$105.6

Net earnings per share attributable to Nalco Holding Company common shareholders:
Basic	$1.82	$1.02	$0.25	$0.76

Diluted	$1.80	$1.01	$0.25	$0.76

Weighted-average shares outstanding (millions):
Basic	138.8	138.3	138.3	138.3

Diluted	140.1	139.3	139.3	139.3

Cash dividends declared per share	$0.105	$0.105

ATTACHMENT 2B

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(dollars in millions)

	Nine Months ended September 30, 2011	Nine Months ended September 30, 2010
Operating activities
Net earnings	$258.4	$143.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	100.2	92.0
Amortization	29.5	32.2
Gain on divestitures	(136.0)	—
Impairment of goodwill	—	5.4
Amortization of deferred financing costs	8.8	9.1
Loss on early extinguishment of debt	2.8	—
Other, net	25.4	48.6
Changes in operating assets and liabilities	(221.4)	(115.5)

Net cash provided by operating activities	67.7	215.7

Investing activities
Additions to property, plant, and equipment, net	(125.6)	(101.4)
Business purchases	(7.3)	(33.6)
Net proceeds from business divestitures	198.4	—
Other, net	6.9	1.6

Net cash provided by (used for) investing activities	72.4	(133.4)

Financing activities
Cash dividends	(14.6)	(14.5)
Changes in short-term debt, net	—	(128.9)
Proceeds from long-term debt	90.0	125.9
Repayments of long-term debt	(208.7)	(0.1)
Redemption premium on early extinguishment of debt	(3.0)	—
Deferred financing costs	(1.2)	(1.2)
Other, net	(10.2)	(4.1)

Net cash used for financing activities	(147.7)	(22.9)
Effect of exchange rate changes on cash and cash equivalents	0.3	(12.0)

(Decrease) increase in cash and cash equivalents	(7.3)	47.4
Cash and cash equivalents at beginning of period	128.1	127.6

Cash and cash equivalents at end of period	$120.8	$175.0

ATTACHMENT 3

Nalco Holding Company and Subsidiaries

Adjusted Operating Earnings (Unaudited)

(dollars in millions)

	Three Months ended September 30, 2011	Three Months ended September 30, 2010		Nine Months ended September 30, 2011		Nine Months ended September 30, 2010
Operating earnings	$174.3	$154.1		$541.5		$432.2
Restructuring expenses	(7.1)[1]	(0.3)		4.9	[1]	1.9
Gain on divestitures	—	—		(136.0)		—
Merger-related costs	4.6	—		4.6		—
Impairment of goodwill	—	5.4		—		5.4

Adjusted operating earnings	$171.8	$159.2	[2]	$415.0		$439.5	[2]

[1]	Includes $8.1 gain on sale of two manufacturing facilities.
[2]

Excluding operating earnings contributed by sales of dispersant products used for the Gulf of Mexico emergency response, adjusted operating earnings would have been $146.4 and $383.2 for the three months and nine months ended September 30, 2010, respectively.

ATTACHMENT 4

Nalco Holding Company and Subsidiaries

EBITDA (Unaudited)

(dollars in millions)

	Three Months ended September 30, 2011	Three Months ended September 30, 2010		Nine Months ended September 30, 2011		Nine Months ended September 30, 2010
Net earnings attributable to Nalco Holding Company	$76.7	$58.9		$252.5		$140.8
Income tax provision	42.3	32.1		129.5		95.5
Interest expense, net of interest income	47.3	58.3		141.8		172.5
Depreciation	33.9	30.9		100.2		92.0
Amortization	9.9	10.8		29.5		32.2

EBITDA	210.1	191.0		653.5		533.0
Restructuring expenses	(7.1)[1]	(0.3)		4.9	[1]	1.9
Gain on divestitures	—	—		(136.0)		—
Merger-related costs	4.6	—		4.6		—
Impairment of goodwill	—	5.4		—		5.4
Loss on early extinguishment of debt	—	—		2.8		—
Foreign exchange loss from devaluation of Venezuelan bolivar fuerte	—	—		—		18.4

Adjusted EBITDA	$207.6	$196.1	[2]	$529.8		$558.7

[1]	Includes $8.1 gain on sale of two manufacturing facilities.
[2]

Excluding EBITDA contributed by sales of dispersant products used for the Gulf of Mexico emergency response, Adjusted EBITDA would have been $183.3 and $502.4 for the three months and nine months ended September 30, 2010, respectively.

ATTACHMENT 5

Nalco Holding Company and Subsidiaries

Segment Information (Unaudited)

(dollars in millions)

Net sales by reportable segment were as follows:

	Three Months ended September 30, 2011	Three Months ended September 30, 2010		Nine Months ended September 30, 2011	Nine Months ended September 30, 2010
Water Services	$521.4	$465.3		$1,452.8	$1,308.6
Paper Services	219.4	194.4		628.0	554.0
Energy Services	510.2	428.6	[1]	1,407.2	1,268.9	[1]

Net sales	$1,251.0	$1,088.3		$3,488.0	$3,131.5

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings before income taxes:

	Three Months ended September 30, 2011	Three Months ended September 30, 2010	Nine Months ended September 30, 2011	Nine Months ended September 30, 2010
Segment direct contribution:
Water Services	$101.8	$88.8	$251.6	$244.1
Paper Services	35.7	33.3	96.5	91.7
Energy Services	102.8	98.6 [2]	275.8	301.4 [2]

Total segment direct contribution	240.3	220.7	623.9	637.2

Expenses not allocated to segments:
Administrative expenses	63.2	50.7	184.0	165.5
Amortization of intangible assets	9.9	10.8	29.5	32.2
Restructuring expenses	(7.1)[3]	(0.3)	4.9 [3]	1.9
Gain on divestitures	—	—	(136.0)	—
Impairment of goodwill	—	5.4	—	5.4

Operating earnings	174.3	154.1	541.5	432.2
Other income (expense), net	(6.0)	(2.8)	(11.8)	(20.3)
Interest income	0.1	0.8	1.1	3.7
Interest expense	(47.4)	(59.1)	(142.9)	(176.2)

Earnings before income taxes	$121.0	$93.0	$387.9	$239.4

[1]

Excluding sales of dispersant products used for the Gulf of Mexico emergency response in the year-ago period, Energy Services net sales would have been $409.6 and $1,180.7 for the three months and nine months ended September 30, 2010, respectively.

[2]

Excluding sales of dispersant products used for the Gulf of Mexico emergency response in the year-ago period, Energy Services direct contribution would have been $85.8 and $245.1 for the three months and nine months ended September 30, 2010, respectively.

[3]	Includes $8.1 gain on sale of two manufacturing facilities.

ATTACHMENT 6

Nalco Holding Company and Subsidiaries

Regional Performance (Unaudited)

(dollars in millions)

The following tables present, by region, net sales for the period, the changes in reported and organic net sales from the year-ago period, the Adjusted EBITDA margin for the period, and the basis-points (bps) changes in Adjusted EBITDA margin from the year-ago period:

	Three Months ended September 30, 2011	Reported Year-Over- Year Increase	Year-Over- Year Organic Increase (Decrease)	Adjusted EBITDA Margin	Year-Over- Year (Decrease) bps
Region:
North America	$605.5	12.8%	11.9%[1]	17.9%	(170)[2]
Latin America	133.1	13.9%	11.9%	16.9%	20
EAME	296.3	17.0%	14.1%	14.5%	(210)
Asia	216.1	19.0%	12.3%	15.8%	(50)

Total net sales by region	$1,251.0	15.0%	12.5%[1]	16.6%	(140)[2]

[1]	Excluding sales of dispersant products used for the Gulf of Mexico emergency response in the year-ago period, North America and total organic sales increased 16.0% and 14.5%, respectively.
[2]

Excluding impact of sales of dispersant products used for the Gulf of Mexico emergency response in the year-ago period, North America Adjusted EBITDA margin increased 10 bps and total Adjusted EBITDA margin decreased 50 bps.

	Nine Months ended September 30, 2011	Reported Year-Over- Year Increase	Year-Over- Year Organic Increase	Adjusted EBITDA Margin	Year-Over- Year (Decrease) bps
Region:
North America	$1,696.7	8.9%	7.3%[1]	16.0%	(290)[2]
Latin America	377.5	16.6%	12.7%	15.3%	(350)
EAME	822.7	11.2%	8.7%	13.8%	(240)
Asia	591.1	15.8%	9.5%	14.6%	(170)

Total net sales by region	$3,488.0	11.4%	8.6%[1]	15.2%	(260)[2]

[1]	Excluding sales of dispersant products used for the Gulf of Mexico emergency response in the year-ago period, North America and total organic sales increased 13.7% and 11.7%, respectively.
[2]

Excluding impact of sales of dispersant products used for the Gulf of Mexico emergency response in the year-ago period, North America and total Adjusted EBITDA margin decreased 20 bps and 130 bps, respectively.

ATTACHMENT 7

Nalco Holding Company and Subsidiaries

Free Cash Flow (Unaudited)

(dollars in millions)

	Three Months ended September 30, 2011	Three Months ended September 30, 2010	Nine Months ended September 30, 2011	Nine Months ended September 30, 2010
Net cash provided by operating activities	$93.2	$111.6	$67.7	$215.7
Net earnings attributable to noncontrolling interests	(2.0)	(2.0)	(5.9)	(3.1)
Additions to property, plant, and equipment, net	(41.9)	(43.6)	(125.6)	(101.4)

Free cash flow	$49.3	$66.0	$(63.8)	$111.2

ATTACHMENT 8

Nalco Holding Company and Subsidiaries

Earnings Per Share Data (Unaudited)

	Three Months ended September 30, 2011	Three Months ended September 30, 2010		Nine Months ended September 30, 2011	Nine Months ended September 30, 2010
Adjusted earnings per share attributable to Nalco Holding Company*	$0.53	$0.46	[1]	$1.26	$1.18 [2]
Restructuring expenses, net of tax	0.04	—		(0.02)	(0.01)
Loss on early extinguishment of debt, net of tax	—	—		(0.01)	—
Gain on divestitures, net of tax	—	—		0.60	—
Merger-related costs, net of tax	(0.02)	—		(0.02)	—
Impairment of goodwill	—	(0.04)		—	(0.04)
Foreign exchange loss from devaluation of Venezuelan bolivar fuerte, net of tax	—	—		—	(0.10)
Deferred tax adjustment for reduced tax deductibility of postretirement prescription drug benefits	—	—		—	(0.02)
Diluted net earnings per share attributable to Nalco Holding Company, as reported	$0.55	$0.42	[1]	$1.80	$1.01 [2]

*	Excludes after-tax impact of restructuring expenses, loss on early extinguishment of debt, gain on divestitures, merger-related costs, impairment of goodwill, foreign exchange loss from devaluation of Venezuelan bolivar fuerte, and deferred tax adjustment for reduced tax deductibility of postretirement prescription drug benefits.
[1]

Includes 6 cents diluted earnings per share impact attributable to the net earnings contributed by the sale of dispersant products used for the Gulf of Mexico emergency response during the three months ended September 30, 2010.

[2]

Includes 25 cents diluted earnings per share impact attributable to the net earnings contributed by the sale of dispersant products used for the Gulf of Mexico emergency response during the nine months ended September 30, 2010.

ATTACHMENT 9

Nalco Holding Company and Subsidiaries

Adjusted Effective Income Tax Rate (Unaudited)

(dollars in millions)

	Three Months ended September 30, 2011
	Earnings before Income Taxes	Income Tax Provision	Effective Income Tax Rate
As reported	$121.0	$42.3	35.0%
Less:
Restructuring expenses	7.1	2.1
Merger-related costs	(4.6)	(1.7)

As adjusted	$118.5	$41.9	35.4%

	Nine Months ended September 30, 2011
	Earnings before Income Taxes	Income Tax Provision	Effective Income Tax Rate
As reported	$387.9	$129.5	33.4%
Less:
Restructuring expenses	(4.9)	(1.6)
Merger-related costs	(4.6)	(1.7)
Loss on early extinguishment of debt	(2.8)	(1.1)
Gain on divestitures	136.0	52.5

As adjusted	$264.2	$81.4	30.8%

ATTACHMENT 10